EXHIBIT 99.1

Contacts:	Leiv Lea Pharmacyclics, Inc. (408) 774-0330 Carolyn Bumgardner Wang WeissComm Partners (415) 946-1065

PHARMACYCLICS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

- Company to Host Conference Call at 4:30 p.m. EDT Today -

Sunnyvale, Calif., -- October 25, 2007 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today reported financial results for its first fiscal quarter ended September 30, 2007. The net loss for the first quarter of fiscal 2008, was $6.8 million, or $0.26 per share, compared to a net loss of $6.5 million, or $0.31 per share, in the first quarter of fiscal 2007.

Total operating expenses were $7.3 million in the first quarter of fiscal 2008 compared to $7.0 million for the first quarter of fiscal 2007, an increase of $0.3 million. Share-based compensation expense was $0.7 million in the first quarter of fiscal 2008 compared to $0.8 million in the first quarter of fiscal 2007. The increase in total operating expenses in the first quarter of fiscal 2008 was primarily due to increased pre-clinical and drug manufacturing expenses associated with the Company's HDAC, Factor VIIa and Btk inhibitor programs, partially offset by reduced personnel expenses due to lower headcount.

As of September 30, 2007, the company's cash, cash equivalents and marketable securities totaled $32.3 million compared to $38.8 million at June 30, 2007.

"We now have multiple investigational products across all stages of development that are rapidly moving forward in clinical and pre-clinical testing, which should lead to strong milestone momentum in the next several months," said Richard A. Miller, M.D., president and chief executive officer of Pharmacyclics.

Recent Accomplishments and Upcoming Milestones

  Completion of FDA review of the new drug application (NDA) for Xcytrin by December 31, 2007, the Prescription Drug User Free Act (PDUFA) date; the company does not anticipate presenting to an FDA oncology drug advisory committee (ODAC) meeting prior to the PDUFA date.
  Presented preliminary results from three open-label, multi-center Phase 2 clinical trials evaluating Xcytrin as a single-agent and in combination with chemotherapy as a second-line treatment for patients with non-small cell lung cancer (NSCLC) who failed at least one platinum-based chemotherapy regimen. The results support Xcytrin's activity in lung cancer, with patients who failed previous treatment with a platinum therapy exhibiting tumor responses and a high proportion of stable disease following single-agent treatment with Xcytrin. Presentations took place at the 12th World Conference on Lung Cancer of the International Association for the Study of Lung Cancer.
  Completed patient enrollment in three ongoing Phase 2 clinical trials of Xcytrin in NSCLC and anticipate reporting final results in the first half of calendar year 2008.
  Initiated a Phase 1/2 trial evaluating our oral HDAC inhibitor in solid tumors.
  Presentation of abstracts on our HDAC and Factor VIIa inhibitor product candidates at the European Organization for Research and Treatment of Cancer (EORTC) meeting in October 2007.
  Presentation of abstracts on our HDAC, Factor VIIa and Btk inhibitor product candidates at the 49th Annual Meeting of the American Society of Hematology (ASH) in December 2007.
  Initiation of Phase 1/2 trial evaluating oral HDAC inhibitor in hematologic malignancies in early calendar 2008.
  Filing an investigational new drug application for the company's Factor VIIa inhibitor in the first quarter of calendar year 2008.
  Filing an investigational new drug application for the company's small molecule Btk inhibitor in the second quarter of calendar year 2008.

Conference Call and Webcast Details

The Company will hold a conference call today at 4:30 p.m. EDT to discuss first quarter 2008 financial results. To participate in the conference call, please dial 800-497-0451 for domestic callers and 706-758-3306 for international callers and reference conference passcode, 21240333. To access the live audio broadcast or the subsequent archived recording log on to http://ir.pharmacyclics.com. The archived version of the webcast will be available on the company's website for one month.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and other serious diseases. The company is leveraging its small- molecule drug development expertise to build a pipeline in oncology and other diseases based on a wide range of targets, pathways and mechanisms. Its lead product, Xcytrin® (motexafin gadolinium) Injection, has completed Phase 3 clinical trials and several ongoing Phase 1 and Phase 2 clinical trials are evaluating Xcytrin, either as a single agent or in combination with chemotherapy and/or radiation in multiple cancer types. A New Drug Application for use of Xcytrin in combination with whole brain radiation therapy for treatment of brain metastases from non-small cell lung cancer was filed with the Food and Drug Administration in April 2007. More information about the company, its technology, and products can be found at www.pharmacyclics.com. In addition, more information about advocacy on behalf of Xcytrin can be found at www.yourcanceryourchoice.com. Pharmacyclics®, Xcytrin® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

NOTE: Other than statements of historical fact, the statements made in this press release about our NDA filing, enrollment and future plans for our clinical trials, progress of and reports of results from preclinical and clinical studies, clinical development plans and product development activities are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "will," "may," "continue," "plan," "expect," "intend," "anticipate," variations of such words, and similar expressions also identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that could affect actual results include risks associated with the fact that data from preclinical studies and Phase 1 or Phase 2 clinical trials may not necessarily be indicative of future clinical trial results; our ability to obtain future financing and fund the product development of our pipeline; the possibility that the FDA refuses to approve our NDA; because our Phase 3 clinical trial known as the SMART (Study of Neurologic Progression with Motexafin Gadolinium And Radiation Therapy) trial failed to meet its primary endpoint, the FDA may require additional data, analysis or studies before the NDA is approved by the FDA; the outcome of any discussions with the FDA; the initiation, timing, design, enrollment and cost of clinical trials; unexpected delays in clinical trials and preparation of materials for submission to the FDA as part of our NDA filing; our ability to establish successful partnerships and collaborations with third parties; the regulatory approval process in the United States and other countries; and our future capital requirements. For further information about these risks and other factors that may affect the actual results achieved by Pharmacyclics, please see the company's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-K for the period ended June 30, 2007 and its subsequently filed quarterly reports on Form 10-Q. Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

---FINANCIALS ATTACHED---

Pharmacyclics, Inc.

(a development stage enterprise)

Condensed Statements of Operations

(unaudited) (in thousands, except per share data)

                                              Three Months Ended
                                                  September 30,
                                              ------------------
                                                2007      2006
                                              --------  --------
Grant revenue                                $     --  $     19
Operating expenses:
     Research and development ..............    5,240     5,078

     General and administrative ............    2,067     1,924
                                              --------  --------
            Total operating expenses .......    7,307     7,002
                                              --------  --------
Loss from operations .......................   (7,307)   (6,983)

Interest and other, net ....................      477       492
                                              --------  --------
Net loss ................................... $ (6,830) $ (6,491)
                                              ========  ========

Basic and diluted net loss per share ....... $  (0.26) $  (0.31)
                                              ========  ========
Shares used to compute basic and
    diluted net loss per share .............   25,968    20,968
                                              ========  ========

Condensed Balance Sheets

(unaudited, in thousands)

                                                            September 30,  June 30,
                                                               2007         2007
                                                            -----------  -----------

   Assets
     Cash, cash equivalents and marketable securities .... $    32,323  $    38,762

     Other current assets ................................       1,058          961
                                                            -----------  -----------
          Total current assets ...........................      33,381       39,723

     Property and equipment, net .........................         760          849

     Other noncurrent assets .............................         523          523
                                                            -----------  -----------
                                                           $    34,664  $    41,095
                                                            ===========  ===========

   Liabilities and stockholders' equity
     Current liabilities ................................. $     2,341  $     2,615

     Long-term obligations ...............................          78           79

     Stockholders' equity ................................      32,245       38,401
                                                            -----------  -----------
                                                           $    34,664  $    41,095
                                                            ===========  ===========

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